Exhibit 4.25

Dated ___ July 2020
PANTELIS SHIPPING CORP.
ARETI SHIPPING LTD
LIGHT SHIPPING LTD
as joint and several Borrowers
and
EURODRY LTD.
as Guarantor
and
NATIONAL BANK OF GREECE S.A.
as Lender

SUPPLEMENTAL AGREEMENT
relating to
a loan agreement dated 27 November 2018
 in respect of a term loan facility
of (originally) $15,000,000

Index
Clause	Page

1	Definitions	2
2	Representations and Warranties	2
3	Agreement of the Lender	3
4	Conditions	4
5	Variations to Loan Agreement and Finance Documents	4
6	Costs and Expenses	6
7	Communications	6
8	Supplemental	6
9	Law and Jurisdiction	6

Execution

Execution Pages		7

THIS SUPPLEMENTAL AGREEMENT is made on ___ July 2020
PARTIES
(1)
PANTELIS SHIPPING CORP., a corporation incorporated in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia, ARETI SHIPPING LTD and LIGHT SHIPPING LTD, each a corporation incorporated in the Republic of the Marshall Islands and whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (together, the "Borrowers");

(2)
EURODRY LTD., a corporation incorporated in the Republic of the Marshall Islands and whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "Guarantor"); and

(3)	NATIONAL BANK OF GREECE S.A., acting through its branch at 2 Bouboulinas Street and Akti Miaouli, Piraeus 185 35, Greece (as "Lender").
BACKGROUND
(A)
By a loan agreement dated 27 November 2018 (as amended and supplemented from time to time, the "Loan Agreement") and made between (i) the Borrowers and (ii) the Lender, the Lender agreed to make available to the Borrowers a term loan facility of (originally) $15,000,000 on the terms and conditions contained therein, of which the amount of US$10,800,000 is currently outstanding.

(B)
By a guarantee dated 27 November 2018 (as amended and supplemented from time to time) and made between (i) the Guarantor and (ii) the Lender, the Guarantor guaranteed the Borrowers’ obligations under the Loan Agreement and the other Finance Documents.

(C)	The Borrowers have requested the Lender’s consent to:
(i)
defer the payment of the aggregate amount of $1,400,000 (the “Deferred Amount”), representing the amount of the Repayment Instalments which will fall due on 28 August 2020 and 30 November 2020 respectively;

(ii)	add such Deferred Amount to the Balloon Instalment so that it becomes due and payable together with the Balloon Instalment on the Final Repayment Date; and
(iii)
waive the application of the monthly retention provisions included in clause 17.2 (a) of the Loan Agreement relating to the transfers made in respect of the Repayment Instalments to the Retention Account from the period commencing on 28 May 2020 and ending on 30 November 2020, together, (the "Request").
(D)	The Lender's approval and consent to the Request is subject the terms and conditions of this Supplemental Agreement.
(E)	This Supplemental Agreement sets out the terms and conditions on which the Lender agrees to:
(i)	the Borrowers’ Request; and

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents.
OPERATIVE PROVISIONS
1	DEFINITIONS
1.1	Defined Expressions
Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.
1.2	Definitions
In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:
"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied;
"Mortgage Addendum" means an addendum to the Mortgage over Ship A executed or to be executed by the Borrower in favour of the Lender in the Agreed Form;
"Deferred Amount" means the aggregate amount of $1,400,000 representing the amount of the Repayment Instalments falling due on 28 August 2020 and 30 November 2020 respectively which, following the Borrowers’ request, have been deferred and added to the Balloon Instalment; and
""Waiver Period" means the period commencing on 28 May 2020 and ending on 30 November 2020 (inclusive).
1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 to 1.6 of the Loan Agreement apply, with any necessary modifications, to this Supplemental Agreement.
2	REPRESENTATIONS AND WARRANTIES
2.1	Repetition of Loan Agreement representations
The Borrowers hereby represent to the Lender, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 9 of the Loan Agreement (updated mutatis mutandis to the date of this Supplemental Agreement), are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Supplemental Agreement.
2.2	Further representations and warranties
The Borrowers hereby further represent and warrant to the Lender that as at the date of this Supplemental Agreement:
(a)
each is duly incorporated and validly existing and in good standing under the laws of the Republic of Liberia and the Republic of the Marshall Islands (as applicable) and has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;
(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)
each has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrowers or on any of respective property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)
each has fully disclosed in writing to the Lender all facts which it knows or which it should reasonably know and which are material for disclosure to the Lender in the context of this Supplemental Agreement and all information furnished by the Borrowers relating to their business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3	AGREEMENT OF THE LENDER
3.1	Agreement of the Lender
The Lender, relying upon each of the representations and warranties set out in Clauses 2.1, and 2.2 of this Supplemental Agreement, hereby agrees with the Borrowers, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:
(a)	the Request; and
(b)	the amendments/variations to the Loan Agreement and the other Finance Documents referred to in Clause 5.
3.2	Effect of Lender's Agreement
The agreement of the Lender contained in Clause 1 shall have effect on and from the Effective Date.

4	CONDITIONS
4.1	Conditions precedent
The agreement of the Lender contained in Clause 3.1 of this Supplemental Agreement shall all be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to it and its legal advisers on or before the Effective Date:
(a)
true and complete copy of the standing authorities of each Borrower and the Guarantor authorising and approving the execution of this Supplemental Agreement and the Mortgage Addendum (if applicable), and authorising their respective directors or other representatives to execute the same on their behalf;

(b)	the original of the power of attorney issued by each Borrower and the Guarantor pursuant to such resolutions aforesaid in paragraph (a) above;
(c)	an original of this Supplemental Agreement duly executed by the parties hereto and countersigned by the Security Parties;
(d)	a duly executed original of the Mortgage Addendum;
(e)	documentary evidence that any Mortgage Addendum has been duly recorded against Ship A as a valid addendum to the Mortgage according to the laws of the Republic of Liberia;
(f)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement and the Mortgage Addendum and all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(g)	such legal opinions as the Lender may require in respect of the matters contained in this Supplemental Agreement and the Mortgage Addendum; and
(h)
evidence that the agent referred to in clause 31.4 of the Loan Agreement (as amended and supplemented by this Supplemental Agreement) has accepted its appointment as agent for service of process under this Supplemental Agreement.

5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS
5.1	Specific amendments to Loan Agreement
In consideration of the agreement of the Lender contained in Clause 3.1 of this Supplemental Agreement, the Borrowers hereby agree with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:
(a)	by inserting the definition of "Waiver Period" in clause 1.1 thereof;
(b)	by deleting Clauses 7.1 and 7.2 thereof in their entirety and replacing them with the following:
“7.1          Amount of repayment instalments
Save as previously prepaid or repaid, the Borrowers shall repay the Loan by:

(a)	4 consecutive quarterly instalments, each in the amount of, $700,000 (each a “Repayment Instalment” and, together, the “Repayment Instalments”); and
(b)          a balloon instalment in the amount of $8,000,000 (the “Balloon Instalment”).
7.2          Repayment Dates
Following the end of the Waiver Period, the first Repayment Instalment of the Loan outstanding shall be repaid on 26 February 2021, each subsequent Repayment Instalment shall be repaid at quarterly intervals thereafter and the last Repayment Instalment shall be repaid, together with the Balloon Instalment, on the Final Repayment Date;”;
(c)	by adding the following wording in the beginning of paragraph (a) of Clause 17.2:
“at all times other than during the Waiver Period,”;
(d)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
(e)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Supplemental Agreement to have been, amended as follows:
(a)
the definition of, and references throughout each of the Finance Documents to, a Mortgage shall be construed as if the same referred to the Mortgage as amended and supplemented by any Mortgage Addendum;

(b)
the definition of, and references throughout each of the Finance Documents (other than any Mortgage which shall be amended and supplemented by any Mortgage Addendum) to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement; and

(c)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect and the security constituted by any Finance Document shall continue and remain valid and enforceable as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1, 5.2 and the Mortgage Addendum; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Supplemental Agreement.
6	COSTS AND EXPENSES
6.1	Costs and expenses
The provisions of clause 19 (fees and expenses) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary amendments.
7	COMMUNICATIONS
7.1	General
The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.
8	SUPPLEMENTAL
8.1	Counterparts
This Supplemental Agreement may be executed in any number of counterparts.
8.2	Third Party rights
A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.
9	LAW AND JURISDICTION
9.1	Governing law
This Supplemental Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
9.2	Incorporation of the Loan Agreement provisions
The provisions of clause 31 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary medications.
This Supplemental Agreement has been duly executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

EXECUTION PAGES
BORROWERS
SIGNED by	)
)
as attorney-in-fact	)
for and on behalf of	)
PANTELIS SHIPPING CORP.	)
in the presence of:	)

SIGNED by	)
)
as attorney-in-fact	)
for and on behalf of	)
ARETI SHIPPING LTD	)
in the presence of:	)

SIGNED by	)
)
as attorney-in-fact	)
for and on behalf of	)
LIGHT SHIPPING LTD	)
in the presence of:	)

GUARANTOR
SIGNED by	)
)
as attorney-in-fact	)
for and on behalf of	)
EURODRY LTD.	)
in the presence of:	)

LENDER
SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
in the presence of:	)

We hereby confirm and acknowledge that we have read and understood the terms and conditions of this Supplemental Agreement and agree in all respects to the same and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement (as amended by this Supplemental Agreement) and the other Finance Documents.

_________________________________
for and on behalf of
EUROBULK LTD
Date: ___ July 2020

_________________________________
for and on behalf of
EUROBULK (FAR EAST) LTD INC.
Date: ___ July 2020